EXHIBIT 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of September 27, 2003 by and among POORE BROTHERS, INC., a Delaware corporation (“PBI”) (including POORE BROTHERS ARIZONA, INC., formerly an Arizona corporation (“PBAI”) and POORE BROTHERS DISTRIBUTING, INC., formerly an Arizona corporation (“PBDI”), both of which are now merged with and into PBI by operation of merger under Delaware and Arizona law), TEJAS PB DISTRIBUTING, INC., an Arizona corporation (“Tejas”), POORE BROTHERS - BLUFFTON, LLC (formerly known as Wabash Foods, LLC (“Wabash”)), a Delaware limited liability company (“PBB”), BOULDER NATURAL FOODS, INC., an Arizona corporation (“Boulder”), and BN FOODS, INC., a Colorado corporation (“BNF”) (PBI, Tejas, PBB, Boulder and BNF each a “Borrower” and collectively the “Borrower” or the “Borrowers”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, successor in interest to U.S. BANCORP REPUBLIC COMMERCIAL FINANCE, INC.,  a Minnesota corporation (the “Lender”).

RECITALS:

A.            PBI, PBAI, PBDI, Tejas, PBB (as Wabash) and the Lender entered into a certain Credit Agreement dated as of October 3, 1999, as amended by a First Amendment dated as of June 30, 2000, a Second Amendment dated as of March 1, 2001, a Third Amendment dated as of March 30, 2001, and a Fourth Amendment dated as of July 30, 2002 (as amended, the “Credit Agreement”).  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

B.            Boulder became a party to, and a “Borrower” under, the Credit Agreement pursuant to the terms and conditions of that certain Joinder Agreement dated as of June 7, 2000 by and between Boulder, Lender, PBI, PBAI, PBDI, Tejas and PBB (as Wabash).

C.            BNF became a party to, and a “Borrower” under, the Credit Agreement pursuant to the terms and conditions of that certain Joinder Agreement dated as of June 30, 2000 by and between BNF, Lender, PBI, PBAI, PBDI, Tejas, PBB (as Wabash) and Boulder.

D.            The Borrowers have requested the Lender to amend the Credit Agreement to modify certain financial covenants set forth therein.  The Lender has agreed to do so upon the terms and subject to the conditions herein set forth.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for One Dollar and other good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Delivery of Documents.

(a)           Pre-Closing.  At or prior to the execution of this Amendment, Borrowers shall have delivered or caused to be delivered to the Lender the following documents each dated such date and in form and substance satisfactory to the Lender and duly executed by all appropriate parties:

(i)            This Amendment;

(ii)           A copy, duly certified by the secretary or an assistant secretary of each Borrower, of the resolutions of the Board of Directors, Members, or Managers (as applicable) of such Borrower authorizing the execution, delivery and performance by such Borrower of this Amendment and any other documents delivered or to be delivered in connection herewith to which such Borrower is a party or by which it is bound, together with all documents evidencing other necessary corporate action; and

(iii)          A certificate of the secretary or an assistant secretary of each Borrower, certifying:  (A) the names of the officers of such Borrower authorized to sign this Amendment and the other documents delivered or to be delivered in connection herewith to which such Borrower is a party or by which it is bound, and (B) that the Articles of Incorporation and Bylaws (or the equivalent of such organizational documents for corporations and limited liability companies in Delaware, Arizona, and Colorado, as applicable) of such Borrower have not been amended, modified, supplemented or restated since the date such documents were last certified to the Lender.

(b)           Post-Closing.  As soon as possible but in any event no later than November 30, 2003, Borrowers shall deliver or caused to be delivered to the Lender the following documents each dated such date and in form and substance satisfactory to the Lender and duly executed by all appropriate parties:

(i)            An updated machinery and equipment appraisal, conducted by an appraiser satisfactory to the Lender and at the Borrowers’ sole cost and expense, which appraisal shall be accompanied by a written report of said appraiser and shall identify no issues or conditions unacceptable to the Lender in its sole discretion;

(ii)           Evidence that the Lender’s security interest in all of the intellectual property described on Exhibit A attached hereto is properly reflected on the records of the United States Patent and Trademark Office (without limiting the generality of the foregoing, the Borrowers specifically agree to provide satisfactory evidence that (A) all trademarks whose ownership was previously registered on the records of the United States Patent and Trademark Office (the “PTO Records”) under the name “Wabash Foods, LLC” have been re-registered on such records under the name “Poore Brothers-Bluffton, LLC”, (B) notice of the Lender’s security interest in all such trademarks is properly reflected on the PTO Records, and (C) notice of the Lender’s security interest in the “Crunch Toons” trademark (or the application therefor) is properly reflected on the PTO Records);

(iii)          A certain Landlord’s Waiver relating to the Bluffton, IN facility; and

(iv)          Such other documents or instruments as the Lender may reasonably require, including, without limitation, (A) evidence of the termination of the UCC filing against PBI in Maricopa County, Arizona showing Norwest Business Credit, Inc. as secured party, (B) evidence of the termination of all UCC filings against Boulder in the states of Arizona and Colorado showing Boulder Potato Company as secured party, and (C) any other financing statements, terminations, notices or other instruments required by Lender to evidence or perfect more effectively the security interest of Lender in the Collateral (as that term is defined in the Security Agreement).

2.             Amendments.

(a)           Amendment of Capital Expenditures Negative Covenant.  Section 6.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.4          Capital Expenditures.  The Borrowers will not make Capital Expenditures, on a consolidated basis, in an aggregate amount exceeding (a) $1,500,000 in the fiscal year ending December 31, 2003, and (b) $750,000 in any subsequent fiscal year; provided, however, that the annual $750,000 limit for the fiscal year ending December 31, 2004 will be increased by an amount equal to (a) $1,500,000, minus (b) actual Capital Expenditures made by the Borrowers on a consolidated basis during the fiscal year ended December 31, 2003 (with any negative number counting as zero in said calculation); provided further that Capital Expenditures made during a given fiscal year after December 31, 2003 that were funded solely with the proceeds of one or more private issuances or public offerings of additional shares of the capital stock of PBI, to the extent such issuance or offering was made during such fiscal year or the immediately preceding fiscal year, will not count towards the annual $750,000 limit for such fiscal year.

(b)           Amendment of Tangible Capital Base Negative Covenant.  Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.9    Tangible Capital Base.  The Borrower will not permit its Tangible Capital Base (the excess of its assets, excluding intangible assets, plus subordinated debt (which includes, without limitation, debt subordinated pursuant to the Subordination Agreements), over its liabilities, on a consolidated basis) to be less than the amount set opposite the applicable measurement date set forth below (said amount being referred to herein as the “Minimum Tangible Capital Base”):

Applicable Measurement Date	Minimum Tangible Capital Base

December 31, 2003	$11,000,000

on March 31, 2004 and the last day of each fiscal quarter thereafter, the Minimum Tangible Capital Base shall be the Minimum Tangible Capital Base for the previous quarter, except that (a) for each measurement date after September 27, 2003, the Minimum Tangible Capital Base will be equal to the sum of (i) the Minimum Tangible Capital Base required as of the immediately preceding measurement date (or, for December 31, 2003, $11,000,000), plus (ii) fifty percent (50%) of the aggregate amount of all additional equity offerings or other increases in the paid-in-capital of the Borrowers during the fiscal quarter ending on said measurement date, and (b) for each measurement date that falls on the end of the fiscal year, the Minimum Tangible Capital Base will be equal to the sum of (i) the Minimum Tangible Capital Base required as of the immediately preceding measurement date, plus (ii) fifty percent (50%) of the consolidated Annual Net Profit realized by the Borrower in the fiscal year ending on said measurement date (with any net loss counting as zero in such calculation).”

(c)           Change from Reference Rate to Prime Rate.  The defined term “Reference Rate” is hereby deleted from Section 1.1 of the Credit Agreement.  A new defined term is hereby added to Section 1.1 of the Credit Agreement to read as follows:

“Prime Rate” shall mean the Prime Rate announced by the Lender as its “prime rate” as of 12:00 Noon on a given day in Minneapolis, Minnesota.  For purposes of determining any interest rate which is based on the Prime Rate, such interest rate shall be adjusted each time that the

Prime Rate changes.  Each Borrower acknowledges that the Prime Rate is not necessarily the lowest index rate used or the lowest rate made available to customers by the Lender.

From and after the date of this Amendment, all references to “Reference Rate” in the Credit   Agreement and any of the other Loan Documents shall be deleted and replaced with a reference  to “Prime Rate”.

(d)         Revised Borrowing Base.  The first sentence of Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Borrowing Base shall be equal to the sum of:

(1)  the lesser of (x) 60% of the lower of cost (determined on a first-in, first-out basis) or market value of Eligible Inventory that consists of finished goods and 50% of the lower of cost (determined on a first-in-, first-out basis) or market value of Eligible Inventory that consists of raw materials, or (y) $1,500,000; plus

(2)  80% of the net amount of Eligible Accounts; minus

(3)  100% of all Producer Payables and the total of all outstanding checks issued in full or partial payment of any Producer Payables which have not been mailed or otherwise delivered; minus

(4)  100% of the Borrowers’ aggregate accrual for promotions, discounts and allowances.”

3.             Continuing Obligation; Representations.  To induce the Lender to enter into this Amendment, the Borrowers represent and warrant to the Lender as follows:

(a)           Continuing Obligation.  Borrowers acknowledge and agree that they remain obligated for the payment of indebtedness evidenced and secured by the Credit Agreement and the other Loan Documents, and agree to be bound by and to perform all of the covenants and agreements set forth in said documents and instruments, as the same may be amended by this Amendment.

(b)           Reaffirmation of Representations.  Borrowers hereby restate and reaffirm all representations, warranties and covenants contained in the Credit Agreement and each of the other Loan Documents, the same as if such covenants, representations and warranties were made by Borrowers on the date hereof.

(c)           Intellectual Property.           Borrowers represent and warrant that Borrowers possess or have the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of their business, without known conflict with the rights of others.  All such licenses, patents, trademarks, trade names, service marks and copyrights, and applications therefor, existing on the date hereof are listed on Exhibit A attached hereto.

4.             Fees and Expenses.  The Borrowers agree to pay or reimburse the Lender for all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees, and out-of-pocket disbursements of Lender’s legal counsel) incurred by the Lender in connection with this Amendment and related documents.

5.             Execution in Counterparts.  This Amendment may be executed in two or more counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

6.             References.  All references to the Credit Agreement in any document or instrument are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.  Except as amended hereby, the provisions of the Credit Agreement shall remain unmodified and in full force and effect.

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signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit Agreement be executed as of the day and year first above written.

BORROWERS:	POORE BROTHERS, INC., a Delaware corporation

By
Its

TEJAS PB DISTRIBUTING, INC., an Arizona corporation

By
Its

POORE BROTHERS - BLUFFTON, LLC, a Delaware limited liability company
(formerly known as Wabash Foods, LLC)

By
Its

BOULDER NATURAL FOODS, INC.,
an Arizona corporation

By
Its

BN FOODS, INC., a Colorado corporation

By
Its

LENDER:	U.S. BANK NATIONAL ASSOCIATION, a national banking association

By
Its

EXHIBIT A

Intellectual Property

Federal

1. 78-219422	CRUNCH TOONS (and Design) Pending – Final refusal POORE BROTHERS, INC.

2. 78-249025	SNACK OUT LOUD Pending – Initialized POORE BROTHERS, INC.

3. 78-249022	SNACK OUT LOUD Pending – Initialized POORE BROTHERS, INC.

4. 78-209226	CRUNCH TOONS Pending, Passed by Examiner – Publication/issue review complete POORE BROTHERS, INC.

5. 78-201222	SNACKTOONS Published POORE BROTHERS, INC.

6. 78-135824	PLAY SNACKS Allowed – Notice of Allowance issued POORE BROTHERS, INC.

7. 76-111820	PIZZARIAS Registered POORE BROTHERS, INC.

8. 76-111819	PIZZARIAS THE TASTE OF OLD ITALY Registered POORE BROTHERS, INC.

9. 75-664797	BOULDER CHIPS Registered BOULDER POTATO COMPANY

10. 75-648138	(Design only) Registered POORE BROTHERS, INC.

11. 75-648137	POORE BROTHERS Registered POORE BROTHERS, INC.

12. 75-455988	AN INTENSELY DIFFERENT TASTE Registered POORE BROTHERS SOUTHEAST, INC.

13. 75-365499	BOULDER POTATO COMPANY Registered BOULDER NATURAL FOODS, INC.

14. 75-109895	IF WE DIDN’T TELL YOU – YOU WOULDN’T KNOW! Registered POORE BROTHERS, INC.

15. 75-109888	POORE BROTHERS Registered POORE BROTHERS SOUTHEAST, INC.

16. 74-686536	BOULDER POTATO COMPANY (and Design) Registered BOULDER NATURAL FOODS, INC.

17. 74-535454	POORE BROTHERS (and Design) Registered POORE BROTHERS INC

18. 73-773244	RIPPLIN’S Registered KEEBLER COMPANY

19. 73-708785	O’BOISIES Registered KEEBLER COMPANY

20. 73-642394	BRAIDS Registered KEEBLER COMPANY

21. 73-591596	TEXAS STYLE POTATO CHIPS (and Design) Registered BOB’S TEXAS STYLE POTATO CHIPS, INC.

22. 73-591439	TEXAS STYLE Registered BOB’S TEXAS STYLE POTATO CHIPS, INC.

23. 73-488915	TATO SKINS Registered KEEBLER COMPANY

24. 72-424673	KNOTS Renewed KEEBLER COMPANY